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                                                                       Exhibit 2

                                 PLAN OF MERGER

         THIS AGREEMENT made and entered into this 6th day of July 2000, by and between P.D.C. INNOVATIVE INDUSTRIES, INC. ("PDCI"), a Nevada corporation with its Florida office at Corporate Park, 3701 Northwest 126th Avenue, Bay 5, Coral Springs, Florida 33065, and STERILE-PRO, INC, ("STERILE-PRO"), a Florida corporation, with offices at Corporate Park, 3701 Northwest 126th Avenue, Bay 5, Coral Springs, Florida 33065.

         WHEREAS, the Parties agree that it would be in their respective best interests to merge;

         NOW, THEREFORE, in consideration of the provisions and the representations, warranties and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.

         TERMS AND CONDITIONS OF STOCK EXCHANGE AND MERGER.

         (a) On the "Effective Date", as hereinafter defined, the following shall be or shall have been done:

                  (i) PDCI and STERILE-PRO shall have obtained approval for this Agreement and the transactions described herein by their respective boards of directors and shareholders/owners pursuant to the applicable provisions of Nevada and Florida law;

                  (ii) STERILE-PRO shall merge into PDCI and cease to exist;

                  (iii) The terms conditions of the merger shall be as set forth in Articles of Merger (hereinafter referred to as the "Articles of Merger") and as further provided herein. The Articles of Merger shall constitute an agreement of merger for purposes of the General Corporation Law of the State of Nevada;

                  (iv) STERILE-PRO's 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due July 5, 2002 (the "Sterile-Pro Debenture"), together with underlying shares of STERILE-PRO's common stock, Par Value $0.001 per share (the "Sterile-Pro Common Stock"), into which the Sterile-Pro Debenture is convertible from time to time, shall be converted into an identical PDCI debenture (the "PDCI Debenture"), together with shares of underlying common stock, Par Value $0.001 per share, of PDCI into which the new PDCI Debenture may be converted (the "PDCI Common Stock");



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                  (v) All of the issued and outstanding shares of the Common
         Stock, Par Value $0.001 per share, of STERILE-PRO shall be converted into 30,500,000 shares of PDCI Common Stock, Par Value $0.001 per share, which shall be fully paid and non-assessable. In lieu of the issuance of any fractional shares, the shares of PDCI's Common Stock to which STERILE-PRO's shareholders are entitled shall be rounded off to the next highest whole number. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented a STERILE-PRO security, shall be deemed for all corporate purposes to evidence ownership of the appropriate number of securities of PDCI into which the STERILE-PRO security shall have been so converted;

                  (vi) Subject to Sub-section (v), above, each holder of a certificate representing issued and outstanding securities of STERILE-PRO immediately prior to the Effective Date of the Merger, shall, upon surrender of such certificate to PDCI after the Effective Date, be entitled to receive a certificate representing the appropriate number of shares of securities of PDCI as described above. Until actually surrendered, each such STERILE-PRO certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of securities of PDCI;

                  (vii) If any certificate representing a PDCI security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to PDCI or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a PDCI security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of PDCI or its transfer agent that such tax has been paid or is not applicable;

                  (viii) The officers and directors of STERILE-PRO shall resign their positions; and

                  (ix) STERILE-PRO shall divest itself of all of its assets.

         (b) This merger shall become effective ("Effective Date") at the close of business on the day when the Articles of Merger, certified as to requisite stockholder approval, shall have been filed in the Office of the Secretary of State of the State of Nevada. The Articles of Merger shall be filed as soon as practicable after the date this Agreement is signed.

         (c) The 30,500,000 shares of Common Stock of PDCI, Par Value $0.001 per share, to be





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issued to the current holders of the Common Stock, Par Value $0.001 per share, of STERILE-PRO have not been registered under the Securities Act of 1933 and may not be resold unless those shares are registered under the Act or an exemption from such registration is available. Each such existing holder of Common Stock of STERILE-PRO who receives such restricted securities or any other restricted securities of PDCI shall represent and warrant that he is acquiring the securities for his own account, for investment, and not with the view to the sale or distribution of the securities. Furthermore, any certificate representing restricted securities of PDCI will contain a legend thereon incorporating language substantially as follows:

         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for the Securities under the Act unless, in the opinion of counsel satisfactory to the company, registration is not required under the Act."

         (d) Notwithstanding the restrictions set forth in Section 1(c), above, the rights to transfer restricted securities may be permitted if, in the opinion of counsel satisfactory to PDCI, the securities may be transferred pursuant to an exemption from registration under the Act.

SECTION 2.

         REPRESENTATIONS AND WARRANTIES OF STERILE-PRO.

         (a) Organization and Authority. STERILE-PRO is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its property and assets and to conduct its business in the manner and in the places in which it is now conducted. STERILE-PRO is qualified to do business as a domestic corporation in the State of Florida, and the character of the properties owned or leased by STERILE-PRO and the nature of the business conducted by it does not require such qualification in any other jurisdiction, except where the failure to so qualify would not have a material adverse affect on STERILE-PRO or its business.

         (b) Corporate Action. All corporate action necessary on the part of STERILE-PRO to authorize the execution and delivery of this Agreement and the Articles of Merger and the performance or satisfaction of STERILE-PRO's obligations hereunder and thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of PDCl enforceable in accordance with their respective terms.




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         (c) Capitalization. As at the Effective Date, STERILE-PRO's entire capitalization shall consist of:

                  (i) 100,000,000 shares of Common Stock, Par Value $.001 per share, of which 27,010,000 shares shall be issued and outstanding; and

                  (ii) one 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due July 5, 2002, convertible, from time to time, into shares of Common Stock, Par Value $.001, per share, upon conversion into which no shares of the underlying Common Stock shall have been issued.

         As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of STERILE-PRO is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non-assessable. As of the date of this Agreement and as at Effective Date, there are and will be no outstanding subscriptions, rights, options, warrants or other agreements obligating STERILE-PRO to issue, sell or transfer any stock or other securities of STERILE-PRO, except as otherwise described in this Agreement.

         (d) Articles of Incorporation and Bylaws. The Articles of Incorporation and bylaws of STERILE-PRO are true, correct and complete. The minute books of STERILE-PRO contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders since the date of incorporation and accurately reflect all transactions referred to therein.

         (e) No Material Adverse Changes. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of STERILE-PRO; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of STERILE-PRO, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of STERILE-PRO's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by PDCI) or mortgage or pledge by STERILE-PRO of any properties or assets.

         (f) Taxes. STERILE-PRO has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.




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         (g) Compliance with Laws. STERILE-PRO and all business conducted by it has complied with all federal, state, county and local laws, ordinances, regulation, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its business.

         (h) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term of any contract or other instrument to which STERILE-PRO is a party or of any judgment, statute, rule or regulation applicable to STERILE-PRO, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of STERILE-PRO under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

         (i) No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provisions of the Articles of Incorporation or Bylaws of STERILE-PRO;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or which constitute a default under, any contract or other agreement to which STERILE-PRO is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, STERILE-PRO or upon the properties or business of either of them; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         (j) Litigation. There is no outstanding order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal against or involving STERILE-PRO. There is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving STERILE-PRO or any of its respective properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding except as disclosed in the letter described above. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or threatened that would give rise to any right of indemnification on the part of any director of STERILE-PRO or its respective




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heirs, executors or administrators of such directors or officers.

         (k) Labor Relations. STERILE-PRO is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of STERILE-PRO's employees.

         (l) Leases. The document titled "STERILE-PRO's LEASES" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all leases or agreements under which STERILE-PRO is lessee of or holds, or operates any property, real or personal, owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid, and binding obligation of the respective parties thereto enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and to the availability of equitable remedies which are subject to the discretion of the Court before which any proceeding therefor may be brought.

         (m) Tangible Assets. The document titled "Tangible Assets" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all machinery, equipment, furniture, leasehold improvements fixtures, vehicles, structures, owned or leased by STERILE-PRO, any related capitalized items or other tangible property material to the business of STERILE-PRO (the "Tangible Assets"). Except as set forth in this document, STERILE-PRO holds all rights, title and interest in all the properties, interests and assets, real, personal and mixed, free and clear of all liens, pledges, mortgage, security interests, conditional sales contracts or any other encumbrances or liens for current taxes not yet delinquent.

         (n) Accounts Receivable. All of STERILE-PRO's accounts and other receivables or thereafter acquired are collectible in full, less any reserves set up for doubtful receivables on its books.

         (o) Inventories. STERILE-PRO's inventories, as applicable, or thereafter acquired are valued at cost or market and consist of items which are of a quality and quantity usable and/or saleable in the ordinary course of STERILE-PRO's business.

         (p) Liabilities. As of the date of this Agreement, except as set forth in a document titled "STERILE-PRO's LIABILITIES", STERILE-PRO does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit brought, whether or not of a kind required by generally accepted accounting principles (all of the foregoing collectively defined as "Liabilities). As of the Effective





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Date, STERILE-PRO will not have any liabilities, other than liabilities incurred since the date of the signing of this Agreement in the ordinary course of business. There is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business, except as set forth in the document titled "STERILE-PRO's Liabilities".

         (q) Conduct of Business. Between the date of this Agreement and the Effective Date, STERILE-PRO shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this
Section 2 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by STERILE-PRO at the Effective Date shall have been satisfied. STERILE-PRO shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

         (r) Unusual Events. Until the Effective Date, STERILE-PRO shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to PDCI until the date STERILE-PRO delivers it to PDCI, unless agreed to in writing by PDCI.

         (s) Changes in Business Relationship. STERILE-PRO is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

         (t) Full Disclosure. No representation or warranty of STERILE-PRO and no statement contained in any document incorporated by reference and made part of this Agreement furnished by STERILE-PRO to PDCI pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide PDCI with full information as to STERILE-PRO and its affairs.

         (u) Status of Representations and Warranties as at Effective Date. The representations and warranties contained in this Section 2 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.



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SECTION 3.

         REPRESENTATIONS AND WARRANTIES OF PDCI.

         (a) Reporting Company. PDCI is required to and does file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of The Securities Exchange Act of 1934.

         (b) Capitalization. As at the Effective Date, PDCI's entire capitalization shall consist of:

                  (i) 100,000,000 shares of Common Stock, Par Value $.001 per share, of which 14,500,000 shares are issued and outstanding.

         As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of PDCI is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non-assessable. As of the date of this Agreement and as at Effective Date, there are and will be no outstanding subscriptions, rights, options, warrants or other agreements obligating PDCI to issue, sell or transfer any stock or other securities of PDCI, except as otherwise described in this Agreement.

         (c) Organization and Authority. PDCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to own its property and assets and to conduct its business in the manner and the places in which it is now conducted.

         (d) Corporate Action. All corporate action necessary on the part of PDCI to authorize the execution and delivery to PDCI of this Agreement and the Articles of Merger and the performance of its obligations thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Merger constitute the valid and binding obligations of PDCI enforceable in accordance with their respective terms. The execution and delivery of and the consummation of the transactions provided for in this Agreement and the Articles of Merger will not violate any provision of the Certificate of Incorporation, Articles of Incorporation or Bylaws of PDCI, as applicable, any provision of law, or any judgment, order or decree of any court or agency or government, applicable to PDCI, or result in a breach of, default under, or acceleration of any obligation under any indenture or agreement to which PDCI is a party.

         (e) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term or any contract or other instrument to which PDCI is a party or of any judgment, decree, order, statute, rule or regulation applicable to PDCI, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the



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acceleration of any obligation of PDCI under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

         (f) Compliance with Laws. PDCI has complied with all federal, state, county, local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its status as a public company.

         (g) Articles of Incorporation and Bylaws. PDCI's Articles of Incorporate and Bylaws and any amendments to each, are true, correct and complete. The minute books of PDCI contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors and shareholders since the date of incorporation and accurately reflect all transactions; referred to therein.

         (h) Financial Statements and Liabilities. PDCI's Financial Statements set forth in its Form 10-KSB and Form 10-QSB dated March 22, 2000, and May 25, 2000, respectively, are true and correct, and, together with the disclosure made in said Reports, fully disclose all of PDCI's liabilities.

         (i) Disclosures. No representation or warranty of PDCI in this Agreement, and no statement contained in any document incorporated by reference and made a part of this Agreement or other document furnished or to be furnished by PDCI to STERILE-PRO pursuant hereto or in connection with the transactions contemplated hereby contains or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make it not misleading or necessary to provide PDCl with full information as to PDCI and its affairs.

         (j) No Material Adverse Changes. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of PDCI; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of PDCI, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of PDCI's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by STERILE-PRO) or mortgage or pledge by PDCI of any properties or assets.

         (k) Taxes. PDCI has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any





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assessments received by it, or has made adequate provisions for the payment thereof.

         (l) Agreements. The document titled "PDCI's MATERIAL CONTRACTS" which shall be incorporated by reference into this Agreement sets forth any material contract or arrangement to which PDCI is a party or by or to which it or its assets, properties or business are bound or subject whether oral or written. All of the agreements set forth in said document are valid, binding enforceable, subsisting agreements, in full force and effect. PDCI is not in default under any of them (nor is any other party to any of such agreements, nor does any condition exist which with notice or lapse of time or both would constitute default thereunder).

         (m) Insurance Policies. The document titled "PDCI's INSURANCE POLICIES" which shall be incorporated by reference and made part of this Agreement contains a complete and correct list and summary description of all insurance policies held by PDCI and in force and effect at the date hereof, including but not limited to key-man insurance, workers' compensation and employer liability, automobile insurance, malpractice insurance, product liability and title insurance.

         (n) Labor Relations. PDCI is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of PDCI's employees.

         (o) Conduct of Business. Between the date of this Agreement and the Effective Date, PDCI shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this Section 3 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by PDCI at the Effective Date shall have been satisfied. PDCI shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

         (p) Unusual Events. Until the Effective Date, PDCI shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to STERILE-PRO until the date PDCI delivers it to PDCI, unless agreed to in writing by STERILE-PRO.

         (q) Changes in Business Relationship. PDCI is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.




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         (r) Full Disclosure. No representation or warranty of PDCI and no statement contained in any document incorporated by reference and made part of this Agreement furnished by PDCI to STERILE-PRO pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide STERILE-PRO with full information as to PDCI and its affairs.

         (s) Representations and Warranties as at Effective Date. The representations and warranties contained in this Section 3 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.

SECTION 4.

         COVENANTS OF STERILE-PRO.

         (a) Conduct of Business. From the date of this Agreement through the Effective Date, STERILE-PRO shall conduct its business in the ordinary course.

         (b) Preservation of Business. From the date hereof through the Effective Date, STERILE-PRO shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         (c) Insurance. STERILE-PRO at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

         (d) Litigation. STERILE-PRO shall promptly notify PDCI of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or any of their respective officers, directors, employees, consultants, agents, shareholders or other representatives with respect to the affairs of PDCI.

         (e) Dissenting Shareholders. Dissenters rights shall not be demanded prior to or after the Effective Date by any of the shareholders of STERILE-PRO pursuant to the provisions of Nevada or Florida Law, if any, as to dissenters rights.

         (f) Compliance with Laws. PDCI will comply in all material respects with federal and





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state regulations necessary to effectuate the exchange of all outstanding capital stock of STERILE-PRO for shares of capital stock of PDCI, as contemplated by this Agreement

         (g) Continued Effectiveness of Representations and Warranties. From the date hereof through the Effective Date, STERILE-PRO shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

                  (i) promptly give notice to PDCI of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

SECTION 5.

         COVENANTS OF PDCI.

         (a) Conduct of Business. From the date of this Agreement through the Effective Date, STERILE-PRO shall conduct its business in the ordinary course.

         (b) Preservation of Business. From the date hereof through the Effective Date, STERILE-PRO shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         (c) Insurance. STERILE-PRO at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

         (d) Compliance with Laws. PDCI will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding capital stock of STERILE-PRO for shares of capital stock of PDCI, as contemplated by this Agreement

         (e) Litigation. PDCI shall promptly notify STERILE-PRO of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any of their respective officers, directors, employees, consultants, agents, shareholders





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

or other representatives with respect to the affairs of PDCI.

         (f) Continued Effectiveness of Representations and Warranties. From the date hereof to the Effective Date, PDCI shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

                  (i) promptly give notice to STERILE-PRO of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

SECTION 6.

         CONDITIONS OF OBLIGATIONS OF PDCI.

         The obligations of PDCI to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of every one of the following conditions, any of which PDCI may in its sole discretion waive:

         (a) Representations and Warranties. The representations and warranties of STERILE-PRO set forth in Section 2 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by STERILE-PRO pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

         (b) Performance of STERILE-PRO. STERILE-PRO shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

         (c) Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

         (d) Third Party Consents. All consents, Permits and approvals from parties to any contracts or other agreements with Pdci which may be required in connection with the performance by STERILE-PRO of its obligations under such contacts or other agreements after the Effective Date shall have been obtained.

         (e) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of PDCI, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of STERILE-PRO.

         (f) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of STERILE-PRO which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

         (g) Satisfaction of Indebtedness. All indebtedness and obligations of STERILE-PRO to any of its shareholders and affiliates [other than to the Holder(s) of STERILE-PRO's 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due July 5, 2002, convertible, from time to time, into shares of Common Stock, Par Value $.001, per share] shall have been satisfied and discharged, and any documentation evidencing such satisfaction or discharge shall have been received as requested by PDCI.

         (h) No Restraining Order. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of PDCI make it inadvisable to consummate such transaction.

         (i) Compliance Certificate. PDCI shall have received a Certificate signed by the President of STERILE-PRO dated as of the Effective Date and satisfactory in form and substance to PDCI certifying to the fulfillment of the conditions specified in Section 6.

SECTION 7.

         CONDITIONS TO THE OBLIGATIONS OF STERILE-PRO.

         The obligations of STERILE-PRO to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of each and every one of the following conditions, any of which STERILE-PRO may in its sole discretion waive:

         (a) Representations and Warranties. The representations and warranties of PDCI set forth in Section 3 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by PDCI pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

         (b) Performance of PDCI. PDCI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

         (c) Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

         (d) Third Party Consents. All consents, Permits and approvals from parties to any contracts or other agreements with STERILE-PRO which may be required in connection with the performance by PDCI of its obligations under such contacts or other agreements after the Effective Date shall have been obtained.

         (e) Litigation. No action, Suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of STERILE-PRO, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of PDCI.

         (f) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of STERILE-PRO which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

         (g) Satisfaction of Indebtedness. All indebtedness and obligations of PDCI to any of its shareholders and affiliates shall have been satisfied and discharged, and any documentation evidencing such satisfaction or discharge shall have been received as requested by STERILE-PRO.

         (h) No Restraining Order. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of STERILE-PRO make it inadvisable to consummate such transaction.

         (i) Securities Certificates. At the Effective Date, each Shareholder and Debenture Holder of STERILE-PRO shall receive a certificate or certificates representing the number of shares of common stock and/or Debentures of PDCI to which they are entitled.

         (j) Compliance Certificate. STERILE-PRO shall have received a certificate signed by the President of PDCI dated as of the Effective Date and satisfactory in form and substance to PDCI certifying to the fulfillment of the conditions specified in Section 7.

SECTION 8.

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations, warranties, agreements, covenants, and obligations herein made by or in any of the documents incorporated by reference and made a part of this Agreement shall be deemed to have been relied upon by each of the other parties, shall survive the Effective Date for a period of two years thereafter, and shall not merge in the performance of any obligation by any party hereto.

SECTION 9.

         TERMINATION.

         (a) This Agreement may be terminated at any time prior to the filing of the Articles of Merger in the office of the Secretary of the State of Nevada by:

                  (i) Mutual consent of STERILE-PRO and PDCI;

                  (ii) PDCI if, at the Effective Date, any of the conditions set forth in Section 6 shall not have been satisfied;

                  (iii) STERILE-PRO if, at the Effective Date, any of the conditions set forth in Section 7 shall not have been satisfied;

                  (iv) PDCI, if STERILE-PRO has breached any material representation warranty, covenant or agreement contained in this Agreement;

                  (v) STERILE-PRO, if PDCI has breached any material representation, warranty, covenant or agreement contained in this Agreement;

                  (vi) PDCI, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement; and

                  (vi) STERILE-PRO, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement;

         (b) If this Agreement shall be terminated as provided in Section 9 (a), the Articles of merger shall be deemed to have been abandoned and shall be void and of no further effect, without any liability on the part of any of the parties thereto or the stockholders, directors, officers, employees or agents of any of them.

SECTION 10.

         INDEMNIFICATION.

         (a) Obligation of STERILE-PRO to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, STERILE-PRO, its respective officers, directors and employees hereby agree to indemnify, defend and hold PDCI harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of STERILE-PRO contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         (b) Obligation of PDCI to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, PDCI, its respective officers, directors and employees, hereby agree to indemnify, defend and hold STERILE-PRO harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of PDCI contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 11.

         MISCELLANEOUS.

         (a) Notices. All notices or requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and delivered or mailed postage prepaid to the parties as follows:

         If to PDCI:

                  Corporate Park, 3701 Northwest 126th Avenue
                  Bay 5
                  Coral Springs, Florida 33065
                  Attn: Sandra Sowers, President

         If to STERILE-PRO:

                  Corporate Park, 3701 Northwest 126th Avenue
                  Bay 5
                  Coral Springs, Florida 33065
                  Attn: Sandra Sowers, President

         The address of any Party for any such notice, request or other communication may be changed by giving notice of such change to the other parties as herein above provided.

         (b) Fees and Expenses. Each of the Parties will bear its own costs and expenses in connection with the negotiation and the consummation of this Agreement.

         (c) Amendment. This Agreement may be amended by mutual agreement of the Parties at any time prior to the Effective Date. All amendments must be in writing equal in dignity to this Agreement.

         (d) Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use it best efforts to fulfill or obtain the fulfillment of the conditions.

         (e) Law Governing. This Agreement shall be deemed to have been entered into under the Laws of the State of Florida, and the rights and obligations of the parties hereunder shall be governed and determined according to the Laws of Florida, without regard to applicable conflicts of laws.

         (f) Resolution of Disputes - Arbitration. All disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.] together with the right of the Arbitrators themselves to arbitrate the threshold issue of arbitrability itself, which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in the City of Coral Springs, Florida, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes. The decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. Each entity or Party involved in litigation or arbitration shall be repsonsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

         (g) Entire Agreement and Counterparts. This Agreement and the documents incorporated by reference and made a part of it and any other instruments and agreements to be delivered in conjunction herewith constitute the entire agreement between the parties with respect to the transactions contemplated herein and supersede all prior agreements and understandings, whether written or oral, of the Parties with respect thereto. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         (h) Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto under their respective seals, as of the day and year first above written.

P.D.C. INNOVATIVE INDUSTRIES, INC.



By: /s/ Sandra Sowers                        ATTEST: /s/
   ----------------------------                     ----------------------------
   Sandra Sowers, President and
   Director



By: /s/ Sandra Sowers                        ATTEST: /s/
   ----------------------------                     ----------------------------
   Sandra Sowers, Secretary

By: /s/ David Sowers                         ATTEST: /s/
   ----------------------------                     ----------------------------
   David Sowers, Chief Executive
   Officer and Director



STERILE-PRO, INC.



By: /s/ Sandra Sowers                        ATTEST: /s/
   ----------------------------                     ----------------------------
   Sandra Sowers, President and
   Director



By: /s/ Sandra Sowers                        ATTEST: /s/
   ----------------------------                     ----------------------------
   Sandra Sowers, Secretary



By: /s/ David Sowers                         ATTEST: /s/
   ----------------------------                     ----------------------------
   David Sowers, Chief Executive
   Officer and Director

                        CERTIFICATE OF STERILE-PRO, INC.
           PURSUANT TO SECTION 6 OF PLAN OF MERGER DATED JULY 6, 2000



     Sandra Sowers, President of STERILE-PRO, INC. ("STERILE-PRO"), does hereby certify as of the date hereof the following:

     1. The representations and warranties by STERILE-PRO as set forth in
Section 2 of the Plan of Merger dated July 6, 2000 (the "Plan") are true and correct as of the date hereof, and any statement, list, certificate or other written information furnished by STERILE-PRO pursuant to the Plan or in connection with the transactions contemplated thereby is true and correct in all material respects as of the date set forth therein.

     2. STERILE-PRO has performed and complied with all agreements and conditions required by the Plan.

     3. None of the shareholders of STERILE-PRO has or will exercised his or her dissenters rights pursuant to the General Corporation Law of Florida.

     IN WITNESS WHEREOF, I have signed this certificate as of the 6th day of July 2000.



     /s/ Sandra Sowers
     -------------------------------
     Sandra Sowers, President

               CERTIFICATE OF P.D.C. INNOVATIVE INDUSTRIES, INC.
           PURSUANT TO SECTION 7 OF PLAN OF MERGER DATED JULY 2, 2000



     Sandra Sowers, President of P.D.C. INNOVATIVE INDUSTRIES, INC. ("PDCI"), does hereby certify as of the date hereof the following:

     1. The representations and warranties by PDCI as set forth in Section 3 of the Plan of Merger dated July 6, 2000 (the "Plan"), are true and correct as of the date hereof, and any statement, list, certificate or other written information furnished by PDCI pursuant to the Plan or in connection with the transactions contemplated thereby is true and correct in all material respects as of the date set forth therein.

     2. PDCI has performed and complied with all agreements and conditions required by the Plan.

     IN WITNESS WHEREOF, I have signed this certificate as of the 6th day of July 2000.



     /s/ Sandra Sowers
     -------------------------------
     Sandra Sowers, President